As Filed with the Securities and Exchange Commission on December 14, 2006
                                                     Registration No. 333-130943



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------


                                    FORM SB-2
                                (AMENDMENT NO. 2)


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                         EMERGING MARKETS HOLDINGS, INC.
                 (Name of Small Business Issuer in its Charter)

            Florida                           6770                           22-3917571
(State or Other Jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer Identification No.)
Incorporation or Organization)     Classification Code Number)

                                309 Celtic Court
                              Oviedo, Florida 32765
                            Telephone (407) 620-1063
          (Address and Telephone Number of Principal Executive Offices)

                            ------------------------

                                309 Celtic Court
                              Oviedo, Florida 32765
                            Telephone (407) 620-1063
                   (Address and Principal Place of Business or
                     Intended Principal Place of Business)

                            ------------------------


                                Greene & Lee, PL
                       111 North Orange Avenue, Suite 1450
                             Orlando, Florida 32801
                            Telephone (407) 648-1700
                            Facsimile (407) 648-0071
 (Name, Address, Including Zip Code, and Telephone Number of Agent for Service)


                            ------------------------

                                    Copies to
                               Robert Q. Lee, Esq.
                                Greene & Lee, PL
                       111 North Orange Avenue, Suite 1450
                             Orlando, Florida 32801
                            Telephone (407) 648-1700
                            Facsimile (407) 648-0071

                            ------------------------

Approximate Date of Proposed Sale to the Public: As soon as practicable within 180 days after the effective date of this Registration Statement.

         Once the registration statement becomes effective, the securities offered herein will be on sale for a period of 180 days.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement of the earlier effective registration statement number for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
                                                                                              Maximum           Maximum
                                                             Maximum                         Aggregate         Amount of
                                                          Amount To Be   Offering Price       Offering        Registration
 Title of Each Class of Securities To Be Registered        Registered     Per Security         Price            Fee (1)
-----------------------------------------------------------------------------------------------------------------------------
Common stock, $.0001 par value                             500,000         $     0.15      $    75,000        $   580.85
-----------------------------------------------------------------------------------------------------------------------------




(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 to the Securities Act of 1933.

                            ------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(A) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

                            ------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This preliminary prospectus is not an offer to sell these securities and nor is it a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.


                          DATED _________________, 2006


                                   PROSPECTUS

                         EMERGING MARKETS HOLDINGS, INC.


                         500,000 SHARES OF COMMON STOCK


         Emerging Markets Holdings, Inc. is a start-up company organized in the State of Florida to pursue a business combination. We are offering for sale 500,000 shares of our common stock at a fixed purchase price of $0.15 per share. We are selling the shares on a "best-efforts, all or none basis" for a period of 180 days from the date of the prospectus. We are a "blank check" company as defined by, and will conduct the offering in compliance with, Rule 419 of Regulation C, promulgated under the Securities Act of 1933, as amended. The proceeds of the offering will initially be deposited in a non-interest bearing escrow account. The funds and securities escrowed pursuant to Rule 419 of the Securities Act will be maintained at Regions Bank, 1425 East Mitchell Hammock Road, Oviedo, Florida 32765, telephone number (407) 366-8641, serving as escrow agent. After the escrow agent receives a signed representation from us that we have consummated a business combination or acquisition in accordance with the requirements of Rule 419, all of the funds in the escrow account will be released to us and your escrowed purchased securities will be released to you. If all of the 500,000 shares are not sold within the 180 day period, we will instruct the escrow agent in writing to return promptly all escrowed funds, without interest, in accordance with the requirements of Rule 419. Thereafter, we will determine whether to consider alternative financing or dissolution of the Company. This offering will be conducted by our management without the use of an underwriter or securities dealer. We will not pay commissions on the sale of the shares. Neither our management nor our promoters will purchase any of the 500,000 offered by this prospectus.

         This is our initial public offering, and no public market currently exists for our stock. Our initial public offering price for our stock will be $0.15 per share, which is an arbitrary determination of the market price. There is no minimum purchase requirement.


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


         These securities are highly speculative, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. SEE "RISK FACTORS" COMMENCING ON PAGE 5 FOR RISKS CONCERNING US AND THE OFFERING.


                                                Underwriting
                                 Price to       Discounts and     Proceeds to
                                  Public         Commissions      the Company
--------------------------------------------------------------------------------

Per Share                     $    0.15         $   0             $    0.15

TOTAL                         $  75,000         $   0             $   75,000




              The date of this prospectus is _______________, 2006

                                TABLE OF CONTENTS



Prospectus Summary                                                                                         1
Summary Financial Information                                                                              4
Risk Factors                                                                                               5
Warning About Forward-Looking Statements                                                                   10
Your Rights And Substantive Protection Under Rule 419 Deposit Of Offering Proceeds And Securities          11
Dilution                                                                                                   13
Use Of Proceeds                                                                                            14
Capitalization                                                                                             15
Dividend Policy                                                                                            15
Proposed Business                                                                                          16
Management                                                                                                 23
Statement As To Indemnification                                                                            26
Market For Our Common Stock                                                                                26
Shares Eligible For Future Sale                                                                            27
Certain Transactions                                                                                       28
Principal Stockholders                                                                                     28
Description Of Securities                                                                                  29
Plan Of Distribution                                                                                       30
Where You Can Find More Information                                                                        32
Legal Matters                                                                                              33
Experts                                                                                                    33
Index To Financial Statements                                                                              F-1

                               PROSPECTUS SUMMARY

Emerging Markets Holdings, Inc.

         Emerging Markets Holdings, Inc. is a "blank check" company formed as a Florida corporation on October 11, 2005. We have no operating business. We are conducting a blank check offering subject to the Securities and Exchange Commission's Rule 419 under the Securities Act of 1933, which we refer to in this prospectus as the "Securities Act." Since our inception, our operating activities have been limited to our organization and the preparation of a registration statement and prospectus for our initial public offering. We were formed as a vehicle to effect a business combination with an unidentified company or business. We have no plans, arrangements or understandings with any prospective business combination candidates and have not targeted any business for investigation and evaluation. We cannot assure you that we will find a suitable company or business with which to combine.


         If a significant acquisition or a business combination becomes probable, we will promptly file and deliver a post-effective amendment to this prospectus and registration statement disclosing the information applicable to such proposed acquisition or business combination. This information will include, among other things, the identity and description of the company, the terms of the business combination or acquisition, information regarding the business of the company, information from appropriate industry guides, our financial statements, the audited financial statements of the company to be acquired and pro forma financial information required by applicable rules and regulations.

         As described in more detail in this prospectus, the business must have a minimum fair market value of at least 80% of the maximum offering proceeds. We will need a sufficient number of investors to reconfirm their investments prior to consummating any business combination. Before you vote, we must file and deliver to you an amendment to this prospectus outlining the proposed combination and business. Unless we complete a business combination within 18 months of the date of the commencement of this offering (i.e., by June 14, 2008), the entire proceeds will be returned to the investors who subscribed to this offering.


         The funds and securities escrowed pursuant to Rule 419 of the Securities Act will be maintained at Regions Bank, 1425 East Mitchell Hammock Road, Oviedo, Florida 32765, telephone number (407) 366-8641, serving as escrow agent.

         We maintain our office at 309 Celtic Court, Oviedo, Florida 32765. Our telephone number is (407) 620-1063.

Principal Terms Of The Offering

Shares offered                   500,000 shares

Common stock outstanding prior   5,000,000 shares
to the offering


Common stock to be outstanding   5,500,000 shares
after the offering

Offering price per share         $0.15


Use of proceeds                  The proceeds of the offering will initially
                                 be deposited in a non-interest bearing
                                 escrow account. If all of the 500,000
                                 offered shares are sold within 180 days, then all of the funds will be transferred to an interest bearing escrow account, bearing interest at the Escrow Agent's then applicable rate for money market investment accounts. As of the date of this prospectus, such rate was 0.60%, but that rate may increase or decrease depending on the Escrow
                                 Agent's applicable money market rate at the time the offering is completed and the funds are transferred into the interest bearing account. If all of the 500,000 shares are not sold in the 180-day period, the funds will be promptly returned to the investors, without interest. Neither our management nor our promoters, nor any of their affiliates, will purchase any of the 500,000 shares offered by this prospectus. If the funds are retained in the escrow account, Emerging
                                 Markets Holdings, Inc. has until June 14,
                                 2008 (18 months following the date of this prospectus) to consummate a business combination with another entity. If we fail to consummate such a combination within the 18-month period, then Emerging Markets
                                 Holdings, Inc. will return the funds to the investors, plus interest from the date funds were transferred to the interest bearing escrow account. Each investor will have an opportunity to respond to a reconfirmation offer given when such a combination is anticipated, included in a post-effective amendment to this registration statement, to reconfirm its interest in the offering and approve the potential business combination or have your funds returned, plus interest from the date your funds were transferred to the interest bearing escrow account.

Offering Conducted In Compliance With Rule 419

         We are a "blank check" company. A "blank check" company is a development stage company like ours that has no specific business plan, and whose sole business purpose is to merge or acquire or otherwise combine with a presently unidentified company or business. Consequently, this offering is being conducted in compliance with Rule 419 as follows:

     o The securities purchased by investors and all of the funds received in the offering will be deposited and held in an escrow account until an acquisition is completed.

     o Before the acquisition can be completed, and before the investors' funds can be released to us and certificates representing the securities sold in the offering can be released to the investors, we are required to update the registration statement with a post-effective amendment. Within five days after the effective date of the post-effective amendment, we are required to furnish investors with a prospectus.

     o The prospectus, which is part of the post-effective amendment, will contain a reconfirmation of the offering and information regarding the acquisition candidate and its business, including the terms and conditions of the acquisition and audited financial statements of the acquisition candidate.

     o Investors will have no less than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm their investment and remain an investor or, alternately, to require the return of their funds, plus interest from the date their funds were transferred to the interest bearing escrow account, from escrow.

     o Investors not making a decision within 45 business days will automatically have their escrowed funds returned, plus interest from the date their funds were transferred to the interest bearing escrow account, within five business days from the end of the reconfirmation offer period.

     o If we do not complete an acquisition meeting our specified criteria within 18 months of the date of this prospectus, all of the funds in the escrow account will be returned to investors, plus interest from the date their funds were transferred to the interest bearing escrow account, within five business days from the end of the 18 month period.

     o Thus, if the offering period extends to its 180-day limit, we will have only 12 months in which to consummate a merger or acquisition.

         None of our officers, directors or principal stockholders has prior experience in blank check offerings under Rule 419 of the Securities Act.

Limited State Registration Exemption


         Our securities initially may be sold by us only in a limited number of states including Florida, New York, Pennsylvania and California, or those states which have an exemption from registration requirements applicable to shares of a blank check company. In the event we expand the number of states in which our securities will be sold, we will file a post-effective amendment to the registration statement and re-circulate prospectuses to all prospective investors to whom prospectuses had previously been distributed.


         Under Rule 419, the securities sold pursuant to this prospectus and the proceeds received will be held in escrow pending completion of an acquisition as described above. While in escrow, the shares will remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting right with respect to securities held in their names, as provided by applicable Florida law. No transfer or other disposition of securities held in the escrow or any interest related to such securities will be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as described in Rule 419. After completion of an acquisition as described above and the release of your securities from escrow, they may be resold by you only in those states where the securities were registered, or those states which have an applicable exemption from registration for such secondary sales.

                          SUMMARY FINANCIAL INFORMATION

         The table below contains certain summary historical financial data. The summary information in this table should be read in conjunction with the financial statements and notes to the financial statements, and other financial information included in this prospectus. As a "blank check company," we do not currently have operations or a revenue source and our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern.



                                                                  Period from
                                                                  October 11,
                                                                      2005
                                                                   (Date of
                                                                   Inception)
                                                                  To September
                                                                    30, 2006

Statement of Operations Data:
Net sales                                                      $        --
Net loss                                                       $   (19,482)
Net loss per share                                             $        --
Shares outstanding                                               5,000,000

                                                               At September 30,
                                                                      2006
Balance Sheet Data:

Common Stock  Issuance                                         $       500
Total assets                                                   $       184
Total liabilities                                              $     9,566
Additional paid-in capital                                     $     9,600
Deficit accumulated during development stage                   $   (19,482)
Total stockholders' deficiency                                 $    (9,382)

                                  RISK FACTORS

The securities we are offering are highly speculative in nature and involve an extremely high degree of risk. You should not purchase these securities unless you can afford to lose your entire investment. The risks described below are all of the material risks that we are currently aware of that are facing our company. You should carefully consider the risk factors relating to our business and the purchase of these securities, including, but not limited to, those risk factors discussed below.

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other investors.


         Notwithstanding that there will be a reconfirmation of a sufficient number of investors in the offering (of which the management will not participate), a conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to our stockholders (see the second risk factor hereinafter). The management of our company will identify any potential business combination targets and recommend to the stockholders and our company such target companies. Additionally, the current stockholders presently comprising our management will own approximately more than 50% of our outstanding common stock immediately after the offering is completed (of which management will not participate). Since the present stockholders will hold more than 50% of our outstanding common stock following the completion of the offering, the present stockholders may affect the outcome of any vote (assuming that all currently existing stockholders holding more than 50% of our outstanding common stock immediately after the completion of the offering will collectively cast identical votes). Thus, the current stockholders may be able to effectively determine which potential business combination targets to pursue and which acquisition to consummate, regardless of other investors' preferences.

Serguei Melnik and Ramon Rosales may be invited to serve as directors, officers or consultants with the post-acquisition entity and any negotiations of employment agreements may present conflicts of interest between their duties on behalf of Emerging Markets Holdings, Inc. and their individual interests.

         Serguei Melnik and Ramon Rosales may be invited to serve as directors, officers or consultants with the post-acquisition entity. Messrs. Melnik and Rosales may engage in the negotiations of their employment or consulting agreements concurrently with the negotiations of the acquisition terms. In such event, their individual interests in the financial and non-financial terms of their relationships with the post-acquisition entity may conflict with the interests of Emerging Markets Holdings, Inc.

Our management may experience conflicts of interest between their duties on behalf of Emerging Markets Holdings, Inc. and their roles with other entities and transactions and as a result, complicate the business combination process and potentially effect a delay which may jeopardize our limited timeline to complete such a transaction.


         Currently our officers and directors are not involved with any similar transactions or blank check offerings. However, our officers and directors may become involved with similar transactions or other blank check offerings in the future, which may create conflicts in the pursuit of business combinations with such shell or other blank check companies. If Emerging Markets Holdings, Inc. identifies the same business combination candidate(s) as one of these other entities, some of our officers and directors may face a conflict of interest, complicating the business combination process and potentially resulting in a delay which could jeopardize our limited timeline to complete such a transaction. In the event there is more than one company conducting a blank check offering and there is insufficient independence among officers and directors of the companies, our directors and offices will advocate that the company that first filed a registration statement with the Securities and Exchange Commission, i.e., Emerging Markets Holdings, Inc., should be entitled to proceed with the proposed transaction. In the event officers or directors of Emerging Markets Holdings, Inc. become affiliated with a shell company that has not conducted a blank check offering and there is insufficient independence among that company and Emerging Markets Holdings, Inc. to choose which of the entities may pursue the opportunity, the choice among entities will be determined by the preferences of the target. Directors may still individually take advantage of opportunities if we should decline to do so. There is no written policy in place with respect to such conflict of interest and except as set forth above, we have not adopted any other conflict of interest policy with respect to those transactions.

Our officers and directors have no previous experience launching and operating "blank check" companies and may not have the experience to successfully complete the offering or identify a business combination or acquisition target.

         Our officers and directors have no previous experience launching and operating "blank check" companies under Rule 419, such as Emerging Markets Holdings, Inc. Thus, our officers and directors may not have the experience to facilitate a successful offering or to identify a business combination or acquisition target.

As we have no operating history or revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination.

         We have had no operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination and even thereafter increase if the business opportunity with whom we merge is not profitable. We cannot assure you that we can identify a suitable business opportunity that offers profit or growth potential or consummate a business combination.

The report of our independent auditors indicates uncertainty concerning our ability to continue as a going concern and this may impair our ability to consummate a business combination.

         Our independent auditors have raised substantial doubt about our ability to continue as a going concern. We cannot assure you that this will not impair our ability to consummate a business combination. Additionally, we cannot assure you that we will ever achieve significant revenues and therefore remain a going concern.

If the offering is not successfully completed within 180 days, your funds will be returned without interest, in which case you will have obtained no return on your investment.

         The proceeds of the offering will initially be deposited in a non-interest bearing escrow account. If we are unable to sell all of the 500,000 shares within the 180-day offering period, the funds will be returned to the investors, without interest. The return of your funds without interest means you will have obtained no return on your investment. If all of the 500,000 offered shares are sold within 180 days, then all of the funds will be transferred to an interest bearing escrow account for a maximum of 12 months. If we fail to consummate a business combination within the 18-month period, then Emerging Markets Holdings, Inc. will return the funds to the investors, plus interest from the date funds were transferred to the interest bearing escrow account. However, if we do not consummate a business combination within the 12-month period during which the funds are in the interest bearing escrow account, it is unlikely that you will realized a substantial return on your investment, since your only return would be the interest accrued on the funds while in the escrow account.

Escrowed securities can only be transferred under limited circumstances, resulting in little or no liquidity for your investment for a substantial period of time.

         No transfer or other disposition of the escrowed securities sold in this offering is permitted other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Title 7 of the Employee Retirement Income Security Act of 1974, known as ERISA, or the related rules. Under Rule 15g-8 of the Securities Exchange Act of 1934, which we refer to as the "Exchange Act", it is unlawful for any person to sell or offer to sell the securities or any interest in or related to the securities held in a Rule 419 escrow account other than under a qualified domestic relations order in divorce proceedings. Therefore, any and all contracts for sale to be satisfied by delivery of the securities and sales of derivative securities to be settled by delivery of the securities are prohibited. You are further prohibited from selling any interest in the securities or any derivative securities whether or not physical delivery is required while the securities are in the Rule 419 escrow. As a result, you will have little or no liquidity for your investment for a substantial period of time, and may therefore be unable to invest your funds in alternative investments. Depending upon how soon a business combination could be consummated, you will have no right to the return of or the use of your funds or the securities purchased for a period of up to 18 months from the date of this prospectus. You will be offered the return of your funds only under the circumstances set forth in Rule 419.

There currently is no trading market for our stock, which would eliminate or adversely impact your ability to sell your shares.

         There currently is no trading market for our stock and a trading market will not develop prior to or after the effectiveness of this prospectus or while the common stock under this offering is maintained in escrow. We expect the initial market for our stock following the release of shares from escrow to be limited if a market develops at all. Even if a limited trading market does develop following the release of shares from escrow, there is a risk that the absence of potential buyers will prevent you from selling your shares if you determine to reduce or eliminate your investment in Emerging Markets Holdings, Inc. Additionally, the offering price may not reflect the market price of our shares after the offering. This pricing difference and a lack of an adequate number of potential buyers or other factors may very well result in your receiving a lower price for your shares upon their sale than you paid in this offering.

The nature of our operations is highly speculative and there is a consequent risk of loss of your investment.

         The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting those criteria. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm and numerous other factors beyond our control.

We are in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination.

         We are and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. We expect that most of these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

We have no existing agreement for a business combination or other transaction and therefore cannot guarantee that we will be able to negotiate a business combination on favorable terms.

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. We can give no assurances that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations. If we are unable to make such an investment, it is unlikely that you will make a substantial return on your investment in Emerging Markets Holdings, Inc.

Management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

         While seeking a business combination, management anticipates devoting between five and fifteen hours per week to Emerging Markets Holdings, Inc. affairs in total. None of our officers have entered into written employment agreements with us and none is expected to do so in the foreseeable future. Further, our current directors and executive officers have notified us of their intent to resign upon the closing of a business combination. Although Serguei Melnik and Ramon Rosales may be invited to serve as directors, officers or consultants with the post-acquisition entity, depending on the structure and circumstances of the business combination and the experience of the target's board, our directors may elect not to do so. This limited current commitment and these individuals' lack of willingness to be involved in the management of the post-acquisition entity may adversely impact our ability to identify and consummate a successful business combination.

We cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets and you may therefore be subject to taxation.

         If a business combination does not meet the statutory requirements of a tax-free reorganization, the business combination would result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

The availability of our shares for sale could adversely affect our share price as there is a risk our promoters or affiliates could sell a sufficient volume of shares to lower the share price.

         The 5,000,000 shares of our common stock presently issued and outstanding as of the date hereof are held by our management, promoters or their affiliates, and are "restricted securities" as that term is defined under the Securities Act and in the future may only be sold pursuant to a registration statement filed under the Securities Act. It should be noted that these shares may not be sold by our management, promoters or their affiliates, or their transferees, pursuant to Rule 144 of the Securities Act. This is true for any such sale either before or after a business combination with an operating company or other person, regardless of technical compliance with the rule. The position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission is that any such resale transaction under Rule 144 would appear to be designed to distribute or redistribute such shares to the public without coming within the registration requirements of the Securities Act. Therefore, our management, promoters or their affiliates, or their transferees, can only resell the shares they hold as of the date hereof through a registration statement filed under the Securities Act.

         Investors should be aware that there is a risk that sales of the shares held by our management and promoters pursuant to a registration statement filed under the Securities Act is likely to have a depressive effect on the market price of our securities in any market which may develop for such securities. A subsequent sale of a large number of shares by our promoters following a demand or piggyback registration, or even the availability of these shares for sale, may have the effect of materially and adversely decreasing the prevailing market price of our common stock by increasing or threatening to increase the number of shares available in the open market.

The offering price has been arbitrarily determined and you run the risk of paying an amount in excess of what you will ultimately receive upon sale of our securities.


         The initial offering price of $0.15 per share has been arbitrarily determined by us, and bears no relationship whatsoever to our assets, earnings, book value or any other objective standard of value. Among the factors considered by us were our lack of operating history, estimates of our business potential, the proceeds to be raised by the offering, the amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders, our relative requirements, and the current market conditions in the over-the-counter market. You are therefore bearing the risk that you are paying more for our shares than our shares are actually or objectively worth or will be valued by the public markets. This could result in an insufficient return, or even a loss, on your investment even if we successfully consummate a business combination.

There will be a dilution per share of common stock issued to you in the offering.

         If you invest in our common stock, your interest will be diluted to the extent of the difference between the initial public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering. We calculate pro forma net tangible book value per share by dividing the net tangible book value, tangible assets less total liabilities, by the number of outstanding shares of common stock.

         After giving effect to the sale of the 500,000 shares of common stock by us at the initial public offering price of $0.15 per share, less our estimated offering expenses, our pro forma net tangible book value at September 30, 2006 would be $(167,500.00), or approximately $0.00 per share. This represents an immediate dilution of $0.15 per share (or 100 %) to new investors purchasing shares at the initial public offering price of $0.15 per share.


There will be additional dilution as additional shares are issued which may decrease the market price of our common stock.

         Once a business combination is consummated, additional offerings will likely have to be made in the future to meet additional cash flow needs. Such offerings may include warrants for issuance of additional common stock, further diluting the number of shares of common stock outstanding from time to time. Moreover, a substantial issuance of our shares can be expected as part of the business combination itself in light of management's plan to offer at least a controlling interest in Emerging Markets Holdings, Inc. to a target business in order to achieve a tax free reorganization. The actual amount of that interest and the resulting number of shares issued will depend on negotiations with the potential target. An increase in the number of our shares from these events or others may result in a decrease of the market price for our common stock.

Our securities initially may be sold by us in a limited number of states which have an exemption from registration requirements applicable to shares of a blank check company which may limit our ability to successfully complete this offering.

         Our securities initially may be sold by us only in a limited number of states which have an exemption from registration requirements applicable to shares of a blank check company. The limited number of states providing such exemption may restrict the market for our shares of common stock being offered and thus may limit our ability to successfully complete this offering.


Our President has agreed to advance (in the form of a loan) certain funds to cover fees and expenses relating to this offering in excess of the amounts held in treasury, and such loan shall become an obligation of Emerging Markets Holdings, Inc. and shall be repaid upon consummation of a business combination by the Company or the target, thereby posing a risk that the target company may not agree to such repayment of the advanced funds to Mr. Rosales by the Company or the target company.

         Our President, Ramon Rosales, has executed an agreement with us, agreeing to advance any fees and expenses relating to this offering in excess of the amounts held in treasury, up to $100,000, but if additional funds are required, an additional amount up to $100,000 will be advanced. Any such loans by Mr. Rosales pursuant to this agreement will bear no interest, will be documented by a promissory note and will be repaid only on consummation of a merger or acquisition. Upon consummation of a merger transaction, the proceeds of the offering may be used to repay such loans or we may seek to have the other party to a consummated merger transaction complete the repayment of such loans from other funds. The repayment requirement may pose a risk that the business combination may not be consummated if the target company does not agree to the Company or the target company repaying the funds advanced by Mr. Rosales.

                    WARNING ABOUT FORWARD-LOOKING STATEMENTS

         This prospectus contains "forward-looking statements."

         Forward-looking statements address future events, developments or results and typically use words such as "believe,""anticipate,""expect,""intend,""plan,""estimate" or words with similar meanings. For example, our forward-looking statements may include statements regarding:

     o our growth plans, including our plans to acquire an operating business entity;

     o the possible effect of inflation and other economic changes on our costs, and profitability, including the possible effect of future changes in operating costs and capital expenditures;

     o our cash needs, including our ability to fund our proposed capital expenditures and working capital requirements;

     o this being a start-up situation, the timing of cash requirements and the expected projected profitability; and

     o    our expectations regarding competition.

         For a discussion on the risks, uncertainties, and assumptions that could affect our future events, developments or results, you should carefully review "Risk Factors." In light of these risks, uncertainties and assumptions, the future events, developments or results described by our forward-looking statements in this prospectus or in the documents referred to in this prospectus could turn to be materially different from those we discuss or imply.

              YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419
                   DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

Rights And Protections Under Securities Act Rule 419

         Rule 419 requires that offering proceeds, after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by you and other investors in this offering, be promptly deposited into an escrow or trust account governed by an agreement that contains certain terms and provisions specified by Rule 419. Please note that we will pay no underwriting commission or underwriting expenses and dealer allowances in connection with this offering. Under Rule 419, the full amount of the proceeds of the offering will be released to us and the securities you purchased in the offering will be released to you only after we have met several basic conditions. Please note that under Rule 419, we may receive up to ten percent (10%) of the proceeds remaining after payment of underwriting commissions, underwriting expenses and dealer allowances, exclusive of interest or dividends, as those proceeds are deposited into the escrow or trust account. We will not request such release of any proceeds that are deposited into the escrow or trust account.

         First, we must execute an agreement for an acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds.

         Second, we must file a post-effective amendment to the registration statement that includes the results of this offering including the gross offering proceeds raised, that indicates we have paid no amounts for underwriting commissions, underwriting expenses or dealer allowances, and that states the amounts dispersed to us and the amounts remaining in the escrow account. In addition, we must disclose the specific amount, use and appropriation of funds disbursed to us, including, payments to officers, directors, controlling shareholders or affiliates, the amounts and purposes of these payments, and the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate and its business, including audited financial statements.

         Third, we must mail to each investor, within five business days of the effectiveness of the post-effective amendment, a copy of the prospectus contained in the post-effective amendment.

         Fourth, in accordance with Rule 419(e)(2)(ii), the post-effective amendment must contain the terms of a reconfirmation offer with respect to which you will have no less than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm your investment and remain an investor, or, alternately, to require the return of your funds, plus interest from the date your funds were transferred to the interest bearing escrow account, from escrow. If you do not make a decision within 45 business days, your escrowed funds will be automatically returned to you, plus interest from the date your funds were transferred to the interest bearing escrow account, within five business days of the end of the reconfirmation offer period.

         Fifth, we must submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and the acquisition is closed, after which the escrow agent can release the funds in the escrow to us and the securities you purchased in the offering to you.

         In accordance with the requirements of Rule 419(e)(2)(iv), if we do not complete an acquisition meeting specified criteria within 18 months from the date of this prospectus, all of the funds in the escrow account must be returned to investors, plus interest from the date their funds were transferred to the interest bearing escrow account. Thus, if the offering period is extended to its 180-day limit, we will have only approximately 12 months in which to consummate a merger, an acquisition or another type of business combination.

         Finally, in accordance with the requirements of Rule 419(d), if during the period in which we are offering our securities for sale a significant acquisition becomes probable, we will promptly file a post-effective amendment to this registration statement disclosing the information applicable to such acquisition. We must sell all 500,000 shares offered hereby within the 180-day limit of the offering period or all funds will be promptly returned without interest. Any post-effective amendment filed during the 180-day offering period is subject to the review of the SEC and we are required to discontinue the offering until the post-effective amendment is declared effective. This information will include, among other things, information from appropriate industry guides, our financial statements, the financial statements of the company to be acquired and pro forma financial information required by applicable rules and regulations.

 Rights And Protections Under The Terms And Provisions Of The Escrow Agreements


         In accordance with the above requirements, we have entered into an escrow agreement with Regions Bank, as escrow agent and insured depositary institution, and Pacific Stock Transfer Company, as administrator, which provides that the proceeds of the offering are to be deposited into the escrow account maintained by the escrow agent promptly upon their receipt. The funds and any dividends or interest thereon, if any, are to be held for the sole benefit of the investor and can only be invested in bank deposit, in money market mutual funds, federal government securities or securities for which the principal or interest is guaranteed by the federal government.


         We have entered into an escrow agreement with Regions Bank, as escrow agent, with respect to all securities sold in the offering. All securities sold in the offering and any other securities issued, including stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon their issuance. Your name must be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account must remain in the name in which they are issued, and will be held for your sole benefit. You retain the voting rights to the securities held in your name. You may not transfer or dispose of any interest created in your securities in the escrow account other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of ERISA.

         Pursuant to the escrow agreement, funds representing the subscription price of the 500,000 shares offered by this prospectus will be held in a separate non-interest bearing escrow account until the completion of the "best efforts, all or none" offering. If that offering is not successfully completed within 180 days after the date of this prospectus, the funds in the non-interest bearing escrow account will be promptly returned to the subscribers, without interest. If the offering is successfully completed, Emerging Markets Holdings, Inc. shall deposit stock certificates representing 500,000 shares into the escrow account and the escrow account will commence bearing interest on the funds at the Escrow Agent's then applicable rate for money market investment accounts. As of the date of this prospectus, such rate was 0.60%, but that rate may increase or decrease depending on the Escrow Agent's applicable money market rate at the time the offering is completed and the funds are transferred into the interest bearing account. After the escrow agent receives a signed representation from Emerging Markets Holdings, Inc. that it has consummated a business merger or acquisition in accordance with the requirements of Rule 419, all of the funds in the escrow account will be released to Emerging Markets Holdings, Inc. The escrow agreements for the funds and the securities have been filed as Exhibit 4.2a and Exhibit 4.2b, respectively, to the registration statement of which this prospectus forms a part.


Rights To Information

         We have filed a registration statement relating to the shares with the Commission under the Securities Act. We have not included in this prospectus all of the information in the registration statement and the attached exhibits. Statements regarding the contents of any document mentioned in this prospectus are not necessarily complete. Copies of these documents are contained as exhibits to the registration statement. We will provide to you a copy of any referenced information if you contact us at 309 Celtic Court, Oviedo, Florida 32765, telephone (407) 620-1063.

         We intend to furnish to our stockholders, after the close of each fiscal year, an annual report relating to our operations containing audited financial statements examined and reported upon by an independent certified public accountant. In addition, we may furnish to our stockholders, from time to time, such other reports as may be authorized by our Board of Directors. Our fiscal year-end is December 31.

Right To Prospectus Delivery

         Until 90 days after the date when the escrowed funds and certificates representing the common stock are released from escrow, all dealers effecting transactions in the shares may be required to deliver a prospectus.

                                    DILUTION


         Our net tangible book value as of September 30, 2006 was $(9,600), or approximately $0.00 per share based on 5,000,000 shares outstanding.


         If you invest in our common stock, your interest will be diluted to the extent of the difference between the initial public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering. We calculate pro forma net tangible book value per share by dividing the net tangible book value, tangible assets less total liabilities, by the number of outstanding shares of common stock.


         After giving effect to the sale of the 500,000 shares of common stock by us at the initial public offering price of $0.15 per share, less our estimated offering expenses, our pro forma net tangible book value, at September 30, 2006, would be $(167,500.00), or approximately $0.00 per share. This represents an immediate dilution of $0.15 per share (or 100%) to new investors purchasing shares at the initial public offering price of $0.15 per share.


         The following table illustrates this per share dilution:


Initial public offering price per share                             $     0.15
Net tangible book value per share at September 30, 2006             $ (167,500)
Increase per share attributable to offered shares                           --
                                                                        ------
Pro forma net tangible book value per share after this offering     $ (167,500)
Dilution per share to new investors in this offering                $     0.15


         The following table sets forth, as of the date of the prospectus, the percentage of shares to be purchased by the public investors compared to the percentage of shares to be owned by the present stockholders, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by our present stockholders.


                                                               Percentage                      Approximate
                                                                 Total                         Percentage
                                                                 Shares          Total             Total
                                    Shares Purchased          Outstanding    Consideration    Consideration
                                    ----------------          -----------    -------------    -------------
New Investors                                500,000                9.09%        $  75,000           88.13%
Existing Stockholders (3)                  5,000,000               90.91%        $  10,100           11.87%
                                           ---------               -----         ---------            ----
Total                                      5,500,000                 100%        $  85,100             100%
                                           =========                 ===         =========             ===



----------------------

                                 USE OF PROCEEDS


         Gross proceeds of the offering will be $75,000, as set forth in the following table:

                                                                Percentage of
                                                               Net Proceeds of
                                                  Amount        the Offering
Escrowed funds pending business combination     $  75,000            100%



----------------------

(1) Since we are a "blank check" company, the purpose of the offering is to raise funds to enable us to merge with or acquire an operating company.



         Upon the consummation of a business combination and the reconfirmation thereof (which reconfirmation offering must precede such consummation), pursuant to Rule 419, $75,000, less any amounts returned to investors who did not reconfirm their investment pursuant to Rule 419, will be released to us. Once released from escrow, we intend to use the net proceeds of this offering to pay toward the costs incurred to merge with or acquire an operating company, approximately as follows:


     o $50,000 to structure, negotiate and document a business combination transaction;


     o $75,000 to satisfy our Exchange Act reporting obligations, including legal, accounting, filing and printing fees; and

     o $15,000 for due diligence activities related to potential business combination candidates.


         We anticipate the fees and expenses relating to this offering to total approximately 140,000.00. These fees and expenses will first be paid from our treasury. As of September 30, 2006, the expenses incurred relating to the offering totaled $19,482 and our available cash balance was $184. Our President, Ramon Rosales, has executed an agreement with us, agreeing to advance any fees and expenses relating to this offering in excess of the amounts held in treasury, up to $100,000, but if additional funds are required, an additional amount up to $100,000 will be advanced. Any such loans by Mr. Rosales pursuant to this agreement will bear no interest, will be documented by a promissory note and will be repaid only on consummation of a merger or acquisition. Upon consummation of a merger transaction, the proceeds of the offering may be used to repay such loans or we may seek to have the other party to a consummated merger transaction complete the repayment of such loans from other funds. All offering proceeds will be placed in escrow until all of the shares are sold. Rule 419 permits 10% of the offering proceeds to be released from escrow to us. However, we will not request the release of these funds. All funds held in escrow at the time a business combination is consummated will be released. No amounts will be paid with respect to salaries, as our officers do not receive any salary-based compensation. Currently, we have no other employees.

         While we presently anticipate that we will be able to locate and consummate a suitable business combination, if we determine that a business combination requires additional funds, we may seek additional financing through loans, issuance of additional securities or through other financing arrangements. We have not negotiated any such financial arrangement, and we can give no assurances that such additional financing will be available or, if available, that such additional financing will be on acceptable terms. Anticipated legal fees relating to this offering and the anticipated business combination are subject to numerous factors, including the length of time required to complete all related regulatory matters and the nature of the business combination. We currently estimate the total legal fees involved in the present offering to be approximately 50,000.00 and for a standard business combination to be approximately $75,000.


         Business associates and acquaintances of our management may identify for us potential target businesses. Such business associates and acquaintances may include current and former business referrals and university classmates. If we consummate a business combination with an entity introduced to us by a third party we may be required to pay a "finder's fee" in connection with such introductions. However, we do not currently intend to retain any person or entity to act as a "finder" or broker to identify or analyze or advise us on the merits of potential target businesses. Further, no member or affiliate of our management will be entitled to a "finder's fee" under any circumstance.

         Offering proceeds will be placed in escrow at Regions Bank, an insured depository institution, pending consummation of a business combination and reconfirmation by investors, in a certificate of deposit, interest bearing savings account or in short-term government securities as required by Rule 419.

                                 CAPITALIZATION


         The following table sets forth our capitalization as of September 30, 2006:

                                                              September 30,
                                                                  2006

Current liabilities                                             $  9,566

Stockholders' equity:                                                 --

Common stock, $.0001 par value; 15,000,000 shares authorized;
     5,000,000 shares issued and outstanding                         500
Additional paid-in capital                                         9,600
Deficit accumulated during development stage                     (19,482)
                                                                --------
Total stockholders' equity                                      $ (9,382)
                                                                ========
Total capitalization                                            $ (9,382)
                                                                ========



                                 DIVIDEND POLICY

         Holders of our common stock are entitled to dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. We do not anticipate the declaration of payment of any dividends in the foreseeable future even if we successfully complete a business combination. We intend to retain available funds, if any, to finance the development and expansion of our business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

                                PROPOSED BUSINESS

History And Organization

         We were organized under the laws of the State of Florida on October 11, 2005. Since our inception, we have been engaged in organizational efforts and obtaining initial financing. We were formed as a vehicle to pursue a business combination. We have made no efforts to identify a possible business combination and, as a result, have not conducted negotiations or entered into a letter of intent concerning any target business.

         We are, based on proposed business activities, a "blank check" company. The Commission defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Exchange Act, and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. We intend to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

Plan of Operation


         We were organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next 18 months will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. Members of our management will rely on their business contacts to identify potential acquisition targets. As of the date this Registration Statement is filed with the SEC, no member of our management has such contacts regarding potential acquisition targets for Emerging Markets Holdings, Inc. Following the conclusion of this offering, they will contact business associates and professionals in the financial and corporate industries to inquire about potential target companies. We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.


         We do not currently engage in any business activities that provide cash flow. Investors purchasing shares in the offering and other stockholders will not have the opportunity to participate in any of these decisions. The reference to us as a "blank check" company is because investors will entrust their investment monies to our management without knowing the ultimate use to which their money may be put. All of the proceeds of the offering are intended to be utilized generally to effect a business combination. Investors will have an opportunity to evaluate the specific merits or risks only of the business combination our management decides to enter into.

         During the next 18 months we anticipate incurring costs related to:

                  (i)      filing of Exchange Act reports (approximately
                           $15,000),

                  (ii) filing of a post-effective registration statement amendment and related to the reconfirmation offer, upon identification of a suitable merger candidate (approximately $50,000), and

                  (iii) costs relating to consummating a stockholder approved acquisition (approximately $100,000).

         We believe we will be able to meet these costs through additional amounts as may be loaned to us by our President, Ramon Rosales, and deferral of fees by certain service providers, if necessary. Any advancement would be made in connection with Mr. Rosales' commitment to provide us with funds to make payments for our expenses, prior to the consummation of a business combination, to the extent such expenses are not deferred and would either exceed our available funds or would render us effectively insolvent upon our payment. Any loans by Mr. Rosales would be on an interest-free basis, documented by a promissory note and payable only upon consummation of a merger transaction. Upon consummation of a business combination, the target will reimburse Mr. Rosales for any such loans out of the proceeds from funds furnished by the target. The repayment of these loans by the target company will be a condition to any consummation of a business combination.

         We may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

         Under Rule 419, we cannot acquire a target business unless its fair value represents at least 80% of the maximum offering proceeds.

         To determine the fair market value of a target business, our management will examine the audited financial statements, including balance sheets and statements of cash flow and stockholders' equity, of any candidate, focusing attention on its assets, liabilities, sales and net worth. In addition, our management will participate in a personal inspection of any potential target business. If we determine that the financial statements of a proposed target business do not clearly indicate that its fair value represents at least 80% of the maximum offering proceeds, we may obtain an opinion with respect to the satisfaction of such criteria from an unaffiliated professional who, for compensation, engages in the business of advising others as to the value of properties, businesses or securities, including an investment banking firm which is a member of the National Association of Securities Dealers, Inc.

         None of our officers, directors or affiliates has had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.


         Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing, and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management's plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.


         We anticipate that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, and providing liquidity, subject to restrictions of applicable statutes, for all stockholders. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Evaluation of Business Combinations


         No member of our management has contacted any prospective targets, no third parties have contacted any prospective targets on behalf of us, and no one has contacted us or third parties as our agents about acquiring a prospective business combination. Upon the effectiveness of this registration statement, our officers and directors will commence contacting third parties with respect to prospective business combination targets. Our management also will analyze or supervise the analysis of prospective business combinations. Our management intends to concentrate on preliminary prospective business combinations, which may be brought to its attention through persons having pre-existing business or personal relationships with members of the Company's management and interested persons referred to the Company by persons having such pre-existing relationships with members of its management or other third parties. At present, we contemplate that only our management will identify potential business combinations through such sources and we do not currently intend to retain any person or entity to act as a "finder" or broker to identify or analyze or advise us concerning the merits of potential target businesses. If we consummate a business combination with an entity introduced to us by a "finder" or broker, we may be asked to pay a "finder's fee, but given the limited amount of our available resources, we would, in all likelihood, decline to pay such a fee unless the target agreed to assume the obligation therefor or indemnified the Company therefrom. No member or affiliate of our current management will be entitled to a "finder's fee" under any circumstance.

         While we have not established definitive criteria for acquisition candidates, we intend to focus on candidates satisfying some, but not necessarily all, of the following criteria:

          o    A U.S.-based or foreign entity,

          o    Minimum of one year operating history, and

          o    At least $1 million net worth.

         In analyzing prospective business combinations, our management will also consider such matters as the following:

          o    Available technical, financial, and managerial resources,

          o    Working capital and other financial requirements,

          o    Prospects for the future,

          o    Nature of present and expected competition,

          o The quality and experience of management services which may be available and the depth of that management,

          o    The potential for further research, development, or exploration,

          o Specific risk factors not now foreseeable but which then may be anticipated to impact on our proposed activities,

          o    The potential for growth or expansion,

          o    The potential for profit,

          o The perceived public recognition or acceptance of products or services, and

          o    Name identification and other relevant factors.


         As a part of our investigation, our officers and directors will meet personally with management and key personnel, visit and inspect material facilities, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise. Our limited financial resources will restrict us from investigating every prospective target company that may be available to us and will require that we narrow our choices of prospective targets to the ones our management will deem as having met management's criteria: (i) ability to pay all of our expenses and debts; (ii) ability to pay its own expenses and debts; and (iii) the ability to maintain its business viability based on its previous financial performance. Our limited management expertise with business combination transactions also may restrict us in our investigation and analysis of prospective target companies.


         Since we will be subject to Section 13 or 15(d) of the Exchange Act, we will be required to furnish information about significant acquisitions, including audited financial statements for the target company, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

         We anticipate that any business combination will present certain risks. Our management may not be able to adequately identify and evaluate many of these risks prior to selection. Our investors must, therefore, recognize that there are certain risks in relying on the ability of our management to identify and evaluate the risks of a prospective business combination. We anticipate that the principals of some of the combinations which will be available to us will have been unable to develop a going concern or that such business will be in its development stage in that it has not generated significant revenues from its principal business activity. The risk exists that even after the consummation of such a business combination and the related expenditure of our funds, the combined enterprise will still be unable to become a going concern or advance beyond the development stage. Many of the potential business combinations may involve new and untested products, processes or market strategies. We may assume such risks although they may adversely impact on our stockholders because we consider the potential rewards to outweigh them.

Business Combinations

         In implementing a structure for a particular business combination, we may become a party to a merger, consolidation, or reorganization with another corporation or entity. We may alternatively purchase stock or assets of an existing business.

         Any merger, acquisition or other business combination can be expected to have a significant dilutive effect on the percentage of shares held by our existing stockholders, including investors in the offering. The target business we consider will, in all probability, have significantly more assets than we do. Therefore, in all likelihood, our management will offer a controlling interest in our company to the owners of the target business. While the actual terms of a transaction to which we may be a party cannot be predicted, we expect that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code. In order to obtain tax-free treatment under the Internal Revenue Code, the owners of the acquired business may need to own 80% or more of the voting stock of the surviving entity. As a result, our stockholders, including investors in the offering, would retain 20% or less of the issued and outstanding shares of the surviving entity, which would result in significant dilution in percentage of ownership of the entity after the combination and may also result in a reduction in the net tangible book value per share of our investors. In addition, a majority or all of our directors and officers will probably, as part of the terms of the acquisition transaction, resign as directors and officers.

         Our management will not actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to or in connection with a proposed business combination, unless such a purchase is demanded by the principals of the target company as a condition to a merger or acquisition. Our officers and directors have agreed to this restriction which is based on an oral understanding between members of our management. Members of our management have no plans to change or eliminate this policy.

         The issuance of substantial additional securities and their potential sale into any trading market which may develop in our common stock may have a depressive effect on our trading market.

         The structure of the business combination will depend on, among other factors:

          o    The nature of the target business,

          o Our needs and desires and the needs and desires of the persons controlling the target business,

          o    The management of the target business, and

          o Our relative negotiating strength compared to the strength of the persons controlling the target business.

         If at any time prior to the completion of the 180-day or shorter period of the offering, we enter negotiations with a possible acquisition candidate and such a transaction becomes probable, we will suspend the offering and file an amendment to the registration statement which will include financial statements, including balance sheets, statements of operations, statements of cash flow and statements of stockholders' equity, of the proposed target.

         Our management is currently not affiliated with any entity that may be a business combination or target company. We currently intend not to purchase the assets of any company of which a majority of the outstanding capital stock is beneficially owned by one or more of our officers, directors, promoters or affiliates or associates. Our management may in the future revise such policy it we deem it prudent to do so. However, we will adopt a procedure whereby a special meeting of our stockholders will be called to vote upon a business combination with an affiliated entity, and stockholders who also hold securities of such affiliated entity will be required to vote their shares of stock in the same proportion as our publicly held shares are voted. If the prospective target is affiliated with our company, we will also retain an independent auditor and appraiser to evaluate such prospective target. Our officers and directors have not approached and have not been approached by any person or entity with regard to any proposed business venture which desires to be acquired by us. If at any time a business combination is brought to us by any of our promoters, management, or their affiliates or associates, disclosure as to this fact will be included in the post-effective amendment to the registration statement required by Rule 419. This will allow our public investors the opportunity to evaluate the business combination before voting to reconfirm their investment.


Competition

         We are an insignificant player among the firms which engage in business combinations. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than we will. In view of our combined limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors. Also, we will be competing with a number of other small, blank check public and shell companies.

Determination of Offering Price


         The offering price of $0.15 per share has been arbitrarily determined by us. This price bears no relation to our assets, book value or other customary investment criteria, including, among other things, our prior operating history. Among the factors considered by us in determining the offering price were:


          o    Our lack of operating history,

          o    Estimates of our business potential,

          o    Our limited financial resources,

          o The amount of equity desired to be retained by present stockholders,

          o    The amount of dilution to the public, and

          o The general condition of the securities markets, specifically the over-the-counter market.

Investment Company Regulation

         The Investment Company Act defines an "investment company" as an issuer which is, or holds itself out as, being engaged primarily in the business of investing, reinvesting or trading of securities. While we do not intend to engage in such activities, we could become subject to regulations under the Investment Company Act in the event we obtain a minority interest in a number of enterprises. We would incur significant registration and compliance costs if required to register under the Investment Company Act. Accordingly, our management will continue to review our activities from time to time with a view toward reducing the likelihood we could be classified as an investment company.

                            "Penny Stock" Regulation

         Broker-dealers participating in sales of our stock following the release of our shares from escrow will be subject to the so called "penny stock" regulations covered by Rule 15g-9 under the Exchange Act. Under the rule, broker-dealers must furnish to all investors in penny stocks a risk disclosure document required by the rule, make a special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. In order to approve a person's account for a transaction in a penny stock, the broker or dealer must

         (i) obtain information concerning the person's financial situation, investment experience and investment objectives;

         (ii) reasonably determine, based on the information required by paragraph (i) that transactions in penny stock are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the risks of transactions in penny stock;
         (iii) deliver to the person a written statement

          o setting forth the basis on which the broker or dealer made the determination required by paragraph (ii) in this section;

          o stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security subject to the provisions of paragraph (ii) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person;

          o stating in a highlighted format, immediately preceding the customer signature line, that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives; and

          o obtain from the person a signed and dated copy of the written statement.

The broker or dealer may not sell a penny stock to, or to effect the purchase of a penny stock by, for or with the account of a customer less than two business days after the broker or dealer sends the customer the required disclosure document and written statement.

         A "penny stock" is any equity security other than a security (i) registered, or approved for registration, upon notice of issuance on a national securities exchange that has been continuously registered as a national securities exchange since April 20, 1992, and has maintained quantitative listing standards that are substantially similar to or stricter than those listing standards that were in place on that exchange on January 8, 2004; (ii) listed on a national securities exchange or an automated quotation system sponsored by a registered national securities association (including Nasdaq) that satisfies certain minimum quantitative listing standards; (iii) that has a price of five dollars or more; or (iv) whose issuer has net tangible assets in excess of $5,000,000, if in continuous operation for less than three years, demonstrated by financial statements dated less than 15 months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person with limited exceptions. Consequently, our stock is likely a "penny stock" and Rule 15g-9 may adversely affect the ability of broker-dealers to sell our securities.

Employees

         We presently have no employees apart from our management. Our President, Chief Financial Officer and Secretary are engaged in outside business activities and they anticipate that they each will devote to our business only between five and fifteen hours per week until the acquisition of a successful business opportunity has been consummated. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Facilities

         Our Chief Financial Officer, Secretary and Director, Serguei Melnik, currently provides our office space at no cost to Emerging Markets Holdings, Inc., an arrangement which we expect to continue until the completion of the offering. At the completion of the offering and until a business combination is consummated, we are not required to pay any rent. We presently do not own any equipment, and do not intend to purchase or lease any equipment prior to or upon completion of a business combination.

Recent Accounting Pronouncements

         We have adopted all recently issued accounting pronouncements. The adoption of the accounting pronouncements is not anticipated to have a material effect on our operations.

Litigation; Legal Proceedings

         We are not a party to any legal proceedings, nor are we aware of any threat of litigation against the company.

                                   MANAGEMENT

         The following table provides information concerning our officers and directors. All directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified. Each of the individuals listed in the table constitute "promoters" as that term is defined under Rule 405 of the Securities Act.


Name                         Age       Position                 Year Appointed
----                         ---       --------                 --------------
Ramon Rosales                 62       President and CEO            2005
Serguei Melnik                33       Secretary and CFO            2005


         Ramon Rosales, President, Chief Executive Officer and Director, is currently a major shareholder (33%) of Progetrol Oil Supplier Limited Company, an Ecuadorian company. He has served within the management of that company in the position of President for the last 10 years. Progetrol Oil Supplier Limited Company was founded in October 2, 1992. The company engages in foreign trade. It imports foreign products, and promotes and sells various products manufactured in Ecuador. The company also provides services in the oil industry, sells and acquires repair parts and materials within the industry. The company serves as a domestic (in Ecuador) and foreign supplier for oil companies, industries, and other various enterprises. It engages in domestic (in Ecuador) and foreign trade, creates business consortia and partnerships, and presents property offers for public and private actions, bids, and purchases.

         From 1994 until 1996 when it was sold, Ramon Rosales owned a 40 hectares of farm property in Esmeraldas, Canton Quininde. The farming operation involved the cultivation of African palm trees for the extraction of vegetable oil.


         Mr. Rosales also has vast experience in sales and marketing, and in restructuring small businesses for strategic comparative advantage opportunities. He also maintained holdings in construction projects and farming projects located in the Republic of Ecuador during the last 15-year period. Since 1995, Mr. Rosales has been involved with real estate development in the City of Quito, Province of Pichincha-Ecuador.

         Mr. Rosales and his partners have developed "Calderon" Parish (a 37 unit two-story townhouse community), Maria Isabel II (a development comprising three groups of six apartments (each 75 square meters) in each group, Maria Paz I (a 46- unit development; 30 units of 100 square meters each and 16 units of 138 square meters each), and Maria Paz II (an 42-unit (100 square meters each) apartment community acquired in 2002). He owns approximately 54.45% of the Maria Paz I project and approximately 50% of the Maria Paz II project. In the Northern Region of Quito, in the area of El Ponceano, Mr. Rosales' holdings include approximately 1800 square meters territory on which Mr. Rosales contemplates another building project of about eight clusters of three-story buildings. Each cluster is being designed to have capacity for six apartments. This property was purchased earlier in 2006.


         Mr. Melnik, Chief Financial Officer, Secretary and Director, serves as a financial and marketing consultant to public companies and companies seeking to list or issue their securities on the U.S. stock exchanges. From October, 2004 through the present, Mr. Melnik serves as the President of Wolf Blitz, Inc., a consulting firm providing business consulting services. Between February, 2003 and May, 2005, Mr. Melnik also served as Director and officer of Asconi Corporation, Inc., a public company trading on the American Stock Exchange. From July, 2001 until February, 2003, he served as an associate director for Market Management International, Inc., providing consulting services, comprising legal and financial advice, primarily to Eastern European clients seeking to be listed on major U.S. stock exchanges, securing non-leveraged funds from investment bankers and institutions, and providing consulting services to foreign companies seeking debt financing from American financial institutions. Between March, 2000 and July, 2001, Mr. Melnik was a financial advisor with First Union Securities advising clients in connection with the sale and purchase of securities and mutual funds.

         Mr. Melnik has provided legal and financial advice linked to the U.S. financial markets, securing non-leveraged funds from investment bankers and institutions, and consulting on obtaining lines of credit from U.S. financial institutions. Mr. Melnik has previously provided financial consulting services to Eastern European companies desiring to trade their securities on the U.S. exchanges, served as a financial advisor and advised clients with respect to sales and purchases of securities and mutual funds allocations, and worked as a financial analyst. Mr. Melnik received his Juris Doctorate at Moldova State University in Chisinau, Moldova. He practiced law as an in-house corporate counsel for Expert Consultant Company and with the Department of Foreign Affairs for JSC Bank in Chisinau, Moldova. Additionally, he directed a successful marketing awareness campaign to introduce Asconi Corporation products into the U.S. markets including the conduct of independent research analysis, and the development of investors relations programs to maximize the exposure of Asconi Corporation any and an integrated fundraising tracking system for Asconi Corporation.

         No member of management is currently holding any position of management or directorship in any reporting companies. There are currently no agreements or understandings whereby any officer or director would resign at the request of another person. None of our officers or directors is acting on behalf of or will act at the direction of any other person.

Prior Blank Check Company Experience

         Our management has no prior experience managing companies conducting "blank check" offerings under Rule 419. Thus, our management may not have the experience to facilitate a successful offering or to successfully identify a business combination or acquisition target.

Prior Shell Company Experience

         Our officers and directors have no previous experience launching and operating "blank check" companies under Rule 419. Thus, our officers and directors may not have the experience to facilitate a successful offering or to identify a business combination or acquisition target.

Conflicts Of Interest

         Members of our management are, and may in the future become, associated with other firms involved in a range of business activities. Consequently, there are inherent potential conflicts of interest in their acting as officers and directors of Emerging Markets Holdings, Inc. Because the officers and directors are engaged in other business activities, they anticipate that they will devote only a limited amount of time to our affairs.

         We do not currently plan to enter into any related-party transactions. If we do enter into any related-party transactions in the future, any such transactions will be made on an arms-length basis and will be on terms no more favorable than those given to an unaffiliated third party.

         Each of Messrs. Melnik and Rosales will likely in the future become stockholders, officers or directors of other companies that may be engaged, or formed for the purpose of engaging in business activities similar to those to be conducted by us. Such activities by Messrs. Melnik and/or Rosales could occur before we identify a target acquisition candidate or begin negotiations therefor. Accordingly, additional direct conflicts of interest may arise in the future with respect to individuals acting on behalf of Emerging Markets Holdings, Inc. and other entities. Moreover, additional conflicts of interest may arise with respect to opportunities that come to the attention of these individuals in the performance of their duties. Emerging Markets Holdings, Inc. does not currently have a contractual right of first refusal pertaining to opportunities that come to management's attention where the opportunity may relate to Emerging Markets Holdings, Inc.'s proposed business operations.

         Serguei Melnik and Ramon Rosales may be invited to serve as directors, officers or consultants with the post-acquisition entity. Messrs. Melnik and Rosales may engage in the negotiations of their employment or consulting agreements concurrently with the negotiations of the acquisition terms. In such event, their individual interests in the financial and non-financial terms of their relationships with the post-acquisition entity may present potential conflicts with the interests of Emerging Markets Holdings, Inc.

         Our officers and directors are, so long as they remain our officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation that come to their attention, in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the other companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we and any companies that the officers and directors are affiliated with both desire to take advantage of an opportunity, then those officers and directors would abstain from voting upon the opportunity. In the event there is more than one company conducting a blank check offering and there is insufficient independence among officers and directors of the companies, our directors and offices will advocate that the company that first filed a registration statement with the Securities and Exchange Commission, i.e., Emerging Markets Holdings, Inc., should be entitled to proceed with the proposed transaction. In the event officers or directors of

Emerging Markets Holdings, Inc. become affiliated with a shell company that has not conducted a blank check offering and there is insufficient independence among that company and Emerging Markets Holdings, Inc. to choose which of the entities may pursue the opportunity, the choice among entities will be determined by the preferences of the target. Directors may still individually take advantage of opportunities if we should decline to do so. There is no written policy in place with respect to such conflict of interest and except as set forth above, we have not adopted any other conflict of interest policy with respect to those transactions.


         We have no plans to enter into a business combination or acquisition involving an entity in which any of our promoters, officers, directors, or their affiliates may directly or indirectly have an ownership interest. We do not have any existing corporate policy prohibiting such transactions. However, we have on September 1, 2006 adopted a procedure by joint written consent of the Board of Directors and all of the existing stockholders of the Emerging Markets Holdings, Inc. whereby a special meeting of our stockholders will be called to vote upon a business combination with an affiliated entity, and stockholders who also hold securities of such affiliated entity will be required to vote their shares of stock in the same proportion as our publicly held shares are voted. If the prospective target is affiliated with our company, we will also retain an independent auditor and appraiser to evaluate such prospective target.


         Currently no other company affiliated with or related to Messrs. Rosales and Melnik has filed a registration statement with the SEC.

Remuneration

         None of our officers or directors has received any cash or other remuneration since our inception. Officers will not receive any remuneration on account of services rendered in such capacity. No remuneration of any nature has been or will be paid for or on account of services rendered by a director in such capacity. Neither of the officers and directors intends to devote more than fifteen hours a week to our affairs.


         It is possible that, after we successfully consummate a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity, pursuant to which such member or members of our management will expect to be compensated.


         No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by Emerging Markets Holdings, Inc. for the benefit of its employees.

Management Involvement

         We have conducted no business as of yet, aside from raising initial funding associated with our offering. After the closing of the offering, our management intends to search for target businesses and then will consider and negotiate with target businesses until an acquisition agreement is executed. Our management has not divided these duties among its members. No member of management has any distinct influence over the other in connection with his or her participation in our affairs. Our management will be responsible for distributing to stockholders written communications pertaining to Emerging Markets Holdings, Inc. and for responding to potential investor inquiries.

Management Control

         Our management may not divest themselves of ownership of our shares of common stock prior to the consummation of an acquisition or merger transaction. This policy is based on an unwritten agreement among management. Management has no plans, and does not intend, to change or eliminate this policy.

         The shares of common stock held by our officers and directors are "restricted securities" as that term is defined in the Securities Act and may not be sold by these persons, or their transferees pursuant to Rule 144 of the Securities Act either before or after a business combination, regardless of technical compliance with the rule. The position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission is that any such resale transaction by those persons under Rule 144 would appear to be designed to distribute or redistribute such shares to the public without coming within the exemption from the registration requirements of the Securities Act. Therefore, these persons, and their affiliates, or transferees, can only resell the shares they hold as of the date hereof through such registration.

                         STATEMENT AS TO INDEMNIFICATION

         Section 607.0850 of the Florida Business Corporation Act provides for indemnification of our officers, directors, employees and agents. Under Article VII of our by-laws, we will indemnify and hold harmless to the fullest extent authorized by the Florida Business Corporation Act, any of our directors, officers, agents or employees, against all expense, liability and loss reasonably incurred or suffered by such person in connection with activities on our behalf. Complete disclosure of relevant sections of our certificate of incorporation and by-laws is provided in Part II of the registration statement of which this prospectus forms a part. This information can also be examined as described in "Further Information."

         We have been informed that in the opinion of the Commission indemnification for liabilities arising under the Securities Act, which may be permitted to our directors, officers or control persons pursuant to our certificate of incorporation and by-laws, is against the public policy as expressed in the Securities Act and is, therefore, unenforceable.

                           MARKET FOR OUR COMMON STOCK

         Prior to the date of the prospectus, no trading market for our common stock has existed. Pursuant to the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of the registration statement while certificates representing the shares of common stock remain in escrow. Stock certificates must remain in escrow until the consummation of a business combination and its confirmation by our investors pursuant to Rule 419. There are currently three holders of our outstanding common stock, which was purchased in reliance upon an exemption from registration requirements of the Securities Act. All current stockholders are sophisticated investors and are accredited investors as defined in Rule 501 of the Securities Act. Current stockholders will own more than 50% of the outstanding shares upon completion of this offering. We can offer no assurance that a trading market will develop upon the consummation of a business combination and the subsequent release of the stock certificates from escrow. To date, neither we, nor anyone acting on our behalf, have taken any affirmative steps to retain or encourage any broker-dealer to act as a market maker for our common stock. Further, we have not entered into any discussions, or understandings, preliminary or otherwise, through our management or through anyone acting on our behalf and any market maker concerning the participation of a market maker in the future trading market, if any, for our common stock.

         Our common stock is not quoted at the present time. The Commission has adopted a rule that established the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

          o that a broker or dealer approve a person's account for transactions in penny stocks; and

          o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

         In order to approve a person's account for transactions in penny stocks, the broker or dealer must

          o obtain financial information and investment experience and objectives of the person; and

          o make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transaction in penny stocks.

The broker or dealer must also deliver, no less than two business days prior to any transaction in a penny stock, a disclosure schedule in a form specified by the Commission relating to the penny stock market, which, in highlight form,

          o sets forth the basis on which the broker or dealer made the suitability determination; and

          o states that the broker or dealer must receive a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about

          o the risks of investing in penny stocks in both public offerings and in secondary trading,

          o the commissions payable to both the broker-dealer and the registered representative,

          o    current quotations for the securities, and

          o the rights and remedies available to an investor in cases of fraud in penny stock transactions.

Finally, monthly statements have to be sent by the broker-dealer disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         We cannot predict whether, upon a successful business combination, our securities will comply with the requirements for exemption from classification as "penny stock" under Rule 3a51-1 of the Exchange Act, or the applicable "penny stock" regulations for listing on NASDAQ or some other national exchange, or if they were to become listed, be able to maintain the maintenance criteria necessary to insure continued listing. If our securities fail to qualify for the exemption or fail to qualify or meet the relevant maintenance criteria after qualification in the future, it may result in the discontinuance of the inclusion of our securities on a national exchange. However, trading, if any, in our securities may then continue in the over the counter market and quotations may be available from the over the counter bulletin board or in the so-called pink sheets, a centralized quotation service that collects and publishes market maker quotes for over the counter securities. As a result, a stockholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities.


         The offering price of $0.15 per share has been arbitrarily determined by us. This price bears no relation to our assets, book value or any other customary investment criteria, including our prior operating history. Among the factors considered by us in determining the offering price were:


          o    Our lack of operating history,

          o    Estimates of our business potential,

          o    Our limited financial resources,

          o The amount of equity desired to be retained by present shareholders,

          o    The amount of dilution to the public, and

          o The general condition of the securities markets, specifically the over-the-counter market.

         Present management does not anticipate that it will undertake or will employ consultants or advisers to undertake any negotiations or discussions with market makers prior to the execution of an agreement for a business combination. Our management expects that discussions in this area will ultimately be initiated by the party or parties controlling the entity or assets which we may acquire who may employ consultants or advisors to obtain market makers.

                         SHARES ELIGIBLE FOR FUTURE SALE

         There has been no public market for our common stock and we cannot assure you that a significant public market for our common stock will be developed or be sustained after this offering assuming successful completion of a business combination. Sales of substantial amounts of common stock in the public market after this offering, or the possibility of substantial sales occurring, could adversely affect prevailing market prices for the common stock or our future ability to raise capital through an offering of equity securities.

         The 5,000,000 shares of our common stock currently outstanding are "restricted securities" as that term is defined in the Securities Act and are held by certain of our officers, directors and promoters. These shares may not be sold by these persons, or their transferees pursuant to Rule 144 of the Securities Act either before or after a business combination, regardless of technical compliance with the rule. The position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission is that any such resale transaction by those persons under Rule 144 would appear to be designed to distribute or redistribute such shares to the public without coming within the exemption from the registration requirements of the Securities Act. Therefore, these persons, and their affiliates, or transferees, can only resell the shares they hold as of the date hereof through such registration.

         We have not issued any options or warrants to purchase, or securities convertible into, our common equity.

                              CERTAIN TRANSACTIONS

         The sales of substantial amounts of our common stock in the public market or the prospect of such sales could materially and adversely affect the market price of our common stock.

         On October 12, 2005, our promoters purchased an aggregate of 5,000,000 shares of our common stock for an aggregate cash consideration of $9,600. No other assets, services or other consideration was received by our company from any of our promoters.

         Nothing of value has been paid by our company to any of our promoters.

         Ramon Rosales, President and Chief Executive Officer, beneficially owns 1,000,000 shares of our common stock.


         Serguei Melnik, Secretary and Chief Financial Officer, beneficially owns 4,000,000 shares of our common stock (1,000,000 of which he owns personally, and 3,000,000 of which he owns beneficially as a 100% shareholder of Wolf Blitz, Inc.).

         As set forth in an agreement (see Exhibit 10.2), Ramon Rosales, President and Chief Executive Officer, has agreed to make any advancements necessary to make payments for our expenses, prior to the consummation of a business combination, to the extent such expenses are not deferred and would either exceed our available funds or would render us effectively insolvent upon our payment. Such loans by Mr. Rosales would be on an interest-free basis, documented by a promissory note and payable only upon consummation of a merger transaction. Upon consummation of a business combination, the target will reimburse Mr. Rosales for any such loans out of the proceeds from funds furnished by the target.

         During November and December 2005, the Company borrowed $6,665 from a related party, Wolf Blitz, Inc., a stockholder of the Company. The Note is a demand note with interest at six percent (6%) per annum. Interest expense for the nine months ended September 30, 2006 and for the period October 11, 2005 (date of formation) through September 30, 2006 amounted to $133 and $244 respectively and is included in accrued expenses on the Company's balance sheet.


         Except as otherwise indicated in this prospectus, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.

                             PRINCIPAL STOCKHOLDERS

         The table that follows sets forth certain information regarding the beneficial ownership of our common stock as of May 22, 2006, and as adjusted to reflect the sale of the shares in the offering, by

          o each person or entity who is known by us to own beneficially more than 5% of our outstanding common stock;

          o    each of our officers and directors; and

          o    all of our directors and officers as a group.

                                                                Shares of Common Stock Beneficially Owned
                                                                Prior to Offering    Owned after Offering
                                                                -----------------    --------------------


Name and Address of Beneficial Owner (1)    Class of Stock      Number      Percent  Number      Percent
----------------------------------------    --------------      ------      -------  ------      -------


Ramon Rosales                                   Common          1,000,000       20   1,000,000      18.18
Serguei Melnik                                  Common          4,000,000       80   4,000,000      72.73

          (1) The address for each person or entity listed on the table is c/o Emerging Markets Holdings, Inc., 309 Celtic Court, Oviedo, Florida 32765.

                                                                Shares of Common Stock Beneficially Owned
                                                                Prior to Offering    Owned after Offering
                                                                -----------------    --------------------
Name and Address of Beneficial Owner (1)    Class of Stock      Number      Percent  Number       Percent
----------------------------------------    --------------      ------      -------  ------       -------

Ramon Rosales - CEO, President, Director        Common          1,000,000       20   1,000,000      18.18
Serguei Melnik - CFO, Secretary, Director       Common          4,000,000       80   4,000,000      72.73

          (1) The address for each person or entity listed on the table is c/o Emerging Markets Holdings, Inc., 309 Celtic Court, Oviedo, Florida 32765.

                                                                Shares of Common Stock Beneficially Owned
                                                                Prior to Offering    Owned after Offering
                                                                -----------------    --------------------
Name and Address of Beneficial Owner (1)    Class of Stock      Number     Percent   Number       Percent
----------------------------------------    --------------      ------     -------   ------       -------

Officers and Directors                          Common          5,000,000      100    5,000,000     90.90

          (1) The address for each person or entity listed on the table is c/o Emerging Markets Holdings, Inc., 309 Celtic Court, Oviedo, Florida 32765.

         Each of Messrs. Rosales and Melnik may be deemed "Promoters" as that term is defined under the Securities Act.

                            DESCRIPTION OF SECURITIES

Common Stock

         We are authorized to issue 15,000,000 shares of common stock, $.0001 par value per share, of which 5,000,000 shares are issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

         Holders of our common stock:

          (i) have equal ratable rights to dividends from funds legally available therefor, if declared by our Board of Directors;

          (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

          (iii) do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and

          (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

The holders of shares of our common stock do not have cumulative voting rights in the election of directors, which means that the holders of more than 50% of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. At the completion of the offering, the present officers and directors and present stockholders will beneficially own more than 50% of the outstanding shares of common stock. Accordingly, after completion of the offering, our present stockholders will be in a position to control all of our affairs and elect all of our directors.

Preferred Stock

         As of the date of the prospectus, no shares of preferred stock have been issued. Our Board of Directors, without further approval of our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and prior series of preferred stock then outstanding.

Future Financing

         In the event the proceeds of the offering are not sufficient to enable us to successfully fund a business combination, we may seek additional financing. At this time, we believe that the proceeds of the offering will be sufficient for such purpose and therefore do not expect to issue any additional securities before the consummation of a business combination. However, we may issue additional securities, incur debt or procure other types of financing if needed. We have not entered into any agreements, plans or proposals for such financing and at present have no plans to do so. We will not use the escrowed funds as collateral or security for any loan or debt incurred. If we require additional financing, there is no guarantee that such financing will be available to us or if available that such financing will be on terms acceptable to us.

Reports To Stockholders

         We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable after the end of each fiscal year. Our fiscal year ends on December 31st.

Transfer Agent

         We have appointed Pacific Stock Transfer Company as transfer agent for our shares of common stock.

                              PLAN OF DISTRIBUTION

Conduct of the Offering


         We hereby offer the right to subscribe for 500,000 shares at $0.15 per share on a "best efforts, all or none basis." There is no minimum purchase requirement for participation in this offering. We will not compensate any person in connection with the offer and sale of the shares.


         Our management shall distribute prospectuses related to the offering. We estimate that Messrs. Rosales and Mr. Melnik will distribute approximately 100 prospectuses, limited to acquaintances, friends and business associates of the promoters and persons who are referred to us by such parties. Our management shall conduct the offering of the shares and shall only contact potential investors with whom our promoters have a pre-existing relationship. Management will respond to inquiries from such parties, or their affiliates or persons who are referred to us by such parties consistent with the information in the prospectus, will provide persons who are referred to the Company by such parties with a prospectus, and will provide subscribing investors with the required subscription agreement.

         Messrs. Rosales and Mr. Melnik are "associated persons" of us, as that term is defined in Rule 3a4-1 under the Exchange Act. However, none of these individuals will be deemed to be a broker because each:

          (1) is not and will not be subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities;

          (2) is not and will not be compensated in connection with his participation in the sale of our securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

          (3) is not and will not be an associated person of a broker or dealer at the time of his participation in the sale of our securities; and

          (4)  will restrict his participation to the following activities:

               (a) preparing any written communication or delivering it through the mails or other means that does not involve the oral solicitation of a potential purchaser;

               (b) responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser, provided however, that the content of each response is limited to information contained in a registration statement filed under the Securities Act or other offering document; and

               (c) performing ministerial and clerical work involved in effecting any transaction.


         Following the effective date of this registration statement, our management will through written communications provide information about this offering and solicit subscriptions for shares of our common stock to its business associates and acquaintances. The written communications will be in the form of letters and individual electronic mails. Such written transmittals will include the prospectus. No offer for the sale of our stock will be communicated orally.


         As of the date of the prospectus, we have not retained a broker in connection with the sale of the shares. In the event we retain a broker who may be deemed an underwriter, we will file an amendment to the registration statement with the Commission. However, we have no present intention of using a broker.

         We will not approach nor permit anyone acting on our behalf to approach a market maker or take any steps to request or encourage a market in our securities prior to the completion of a business combination and reconfirmation by our stockholders of their offering and their approval of the business combination transaction. We have not conducted any preliminary discussions or entered into any understandings with any market maker regarding a future trading market in our securities, nor do we have any plans to engage in any discussions.

         We do not intend to use consultants to obtain market makers. No member of our management, no promoter or anyone acting at their direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer which makes a market in the shares. Our investors shall make their own decisions regarding whether to hold or sell their securities. We shall not exercise any influence over investors' decisions.

         We intend to sell our securities initially in a limited number of states including Florida, New York, Pennsylvania and California, or those states which have an exemption from registration requirements applicable to shares of a blank check company.

Method Of Subscribing


         Persons may subscribe for shares by completing and signing the subscription agreement and delivering it to us prior to the expiration date of the offering. Subscribers must pay $0.15 per share by check payable in United States dollars to "Regions Bank/ Emerging Markets Holdings, Inc.'s Escrow Account" or via wire transfer, as provided in the subscription agreement. The offering is being made on a "best efforts, all or none basis." Thus, unless all 500,000 shares are sold, none will be sold.

Expiration Date

         The offering will end upon the earlier of the receipt of subscriptions for 500,000 shares or 180 days from the date of this prospectus.

Escrow

         The proceeds from the offering will be held in escrow pursuant to an escrow agreement in accordance with Rule 419. Initially funds received from investors will be held in a non-interest bearing account with an insured depositary institution. If in the 180-day offering period we are not successful in selling all of the 500,000 shares in the offering, the funds raised will be promptly returned to the investors, without interest. If we are successful, the escrow account will begin to bear interest at the Escrow Agent's then applicable rate for money market investment accounts. As of the date of this prospectus, such rate was 0.60%, but that rate may increase or decrease depending on the Escrow Agent's applicable money market rate at the time the offering is completed and the funds transferred into the interest bearing account. None of the funds in escrow will be released to us to cover our initial fees and expenses. The remaining funds will be left in escrow until we consummate a business combination in accordance with Rule 419 or 18 months from the date of this prospectus have passed. If the time period elapses, the remaining funds in escrow, plus interest, from the date funds were transferred to the interest bearing escrow account, will be returned to the investors. If a business combination is consummated, the remaining funds in the escrow account, other than funds returned to investors that elect not to continue their investment in the combined entity pursuant to the reconfirmation offer, will be disbursed to Emerging Markets Holdings, Inc. for its operations.

                      WHERE YOU CAN FIND MORE INFORMATION

         We have not previously been required to comply with the reporting requirements of the Exchange Act. We have filed with the Commission a registration statement on Form SB-2 to register the shares of common stock. The prospectus is part of the registration statement, and, as permitted by the Commission's rules, does not contain all of the information in the registration statement. For further information about us, and the securities offered under the prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of this registration statement. As of the effective date of the registration statement, we will be a reporting company and will be subject to the reporting requirements of the Exchange Act. In the event that our obligation to file such reports is suspended under Section 15(d) of the Exchange Act we will voluntarily register in order to continue to file such periodic reports. Our filings may be inspected and copied without charge at the offices of the Commission, 100 F Street, N.E., Washington, D.C. 20549. Copies of our filings can be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. You may call the Commission at 1-800-SEC-0330 for further information on the public reference room. We have filed this registration statement and will file all future registration statements and other documents and reports electronically through EDGAR, the Electronic Data Gathering, Analysis and Retrieval System. These documents are publicly available through the Commission's Internet World Wide Web site at http://www.sec.gov.

         You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of our business and the offering.

                                  LEGAL MATTERS

     Greene & Lee, P.L., Orlando, Florida, will pass upon the validity of the shares of common stock offered by the prospectus for us.

                                     EXPERTS


         Our financial statements as of, and for the period ended, September 30, 2006, included in this prospectus and in the registration statement, have been so included in reliance upon the report of Wiener, Goodman & Company, P.C., independent registered public accounting firm, included in this prospectus, and given upon the authority of said firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS




                                                                       Page
                                                                       ----


Report of Independent Registered Public Accounting Firm                F-2

Balance Sheet as of December 31, 2005                                  F-3

Statement of Operations, period October 11, 2005
(Date of Formation) through December 31, 2005                          F-4

Statement of Stockholders' Equity (Deficiency), period
October 11, 2005 (Date of Formation) through
December 31, 2005                                                      F-5

Statement of Cash Flows, period October 11, 2005
(Date of Formation) through December 31, 2005                          F-6

Notes to Financial Statements                                          F-7

Balance Sheet as of September 30, 2006 (Unaudited)                     F-10

Statement of Operations for the three and nine months
ended September 30, 2006 and for the period
October 11, 2005 (Date of Formation) through
September 30, 2006 (Unaudited)                                         F-11

Statement of Stockholders' Equity (Deficiency), period
October 11, 2005 (Date of Formation) through
September 30, 2006 (Unaudited)                                         F-12

Statement of Cash Flows for the nine months ended
September 30, 2006 and for the period October 11, 2005
(Date of Formation) through September 30, 2006 (Unaudited)             F-13

Notes to Unaudited Financial Statements                                F-14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of Emerging Markets Holdings Inc.
Emerging Markets Holdings Inc.
Attn.: Serguei Melnik, President
309 Celtic Court
Oviedo, FL  32765

We have audited the accompanying balance sheet of Emerging Markets Holdings, Inc. (the "Company") (a development stage company) as of December 31, 2005 and, the related statements of operations, stockholders' deficiency and cash flows for the Period October 11, 2005 (Date of Formation) through December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2005, and the results of their operations and their cash flows for the Period October 11, 2005 (Date of Formation) through December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As more fully explained in Note 1 to the financial statements the Company needs to obtain additional financing to fulfill its proposed activities and find a merger candidate to expand its operations.

These uncertainties raise substantial doubt about the Company's ability to continue as a going concern. Management's plans are also described in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties should the Company be unable to continue as a going concern.


/s/ WIENER, GOODMAN & COMPANY, P.C.
WIENER, GOODMAN & COMPANY, P.C.

Eatontown, New Jersey
March 10, 2006

                         EMERGING MARKETS HOLDINGS INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2005
                          (A Development Stage Company)

                                     ASSETS
Current Assets:
   Cash in bank                                                        $    234
                                                                       --------


       TOTAL ASSETS                                                    $    234
                                                                       ========


                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities:

   Accrued expenses                                                    $  1,511
   Loan payable -related party                                            2,650
   Note payable                                                             499
                                                                       --------

       TOTAL CURRENT LIABILITIES                                          4,660

Commitments and Contingencies

Stockholders'  Deficiency:
   Common Stock, $.0001 par value - 15,000,000
     shares authorized;  5,000,000 shares outstanding                       500
   Paid in capital                                                        9,600
   Deficit accumulated during the development stage                     (14,526)
                                                                       --------

      Total Stockholders' Deficiency                                     (4,426)
                                                                       --------

         TOTAL LIABILITIES AND STOCKHOLDERS'
          DEFICIENCY                                                   $    234
                                                                       ========

                         EMERGING MARKETS HOLDINGS INC.
                             STATEMENT OF OPERATIONS
                   PERIOD OCTOBER 11, 2005 (DATE OF FORMATION)
                            THROUGH DECEMBER 31, 2005
                          (A Development Stage Company)



Costs and expenses:
   General and
     administrative expenses                                             14,526
                                                                    -----------

Net loss                                                            $   (14,526)
                                                                    ===========


Loss per common share -
   basic and diluted                                                $         -
                                                                    ===========

Weighted average number of
   common shares outstanding -
   basic and diluted                                                  5,000,000
                                                                    ===========

                         EMERGING MARKETS HOLDINGS INC.
                 STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                   PERIOD OCTOBER 11, 2005 (DATE OF FORMATION)
                            THROUGH DECEMBER 31, 2005
                          (A Development Stage Company)

                                                                                                                Deficit
                                                                                                              Accumulated
                                                                                                              During the
                                                               Common Stock                 Paid- In          Development
                                         Total          No of shares       Amount           Capital              Stage
                                         -----          ------------       ------           -------              -----
October 11, 2005 (Date of
Formation)                           $            -     $          -      $        -        $       -         $        -

Issuance of shares                           10,100        5,000,000             500            9,600                  -

Net loss                                    (14,526)               -               -                -            (14,526)

                                         ----------       ----------      ----------       ----------         ----------
Balance, December 31, 2005               $   (4,426)       5,000,000      $      500       $    9,600         $  (14,526)
                                         ==========       ==========      ==========       ==========         ==========

                         EMERGING MARKETS HOLDINGS INC.
                             STATEMENT OF CASH FLOWS
                   PERIOD OCTOBER 11, 2005 (DATE OF FORMATION)
                            THROUGH DECEMBER 31, 2005
                          (A Development Stage Company)



Cash flows from operating activities:
   Net loss                                                            $(14,526)


Adjustments to reconcile net loss to net cash
   used in operating activities:
   Change in operating assets and liabilities:
     Increase in accrued expenses                                         1,511
                                                                       --------


   Net cash used in operating activities                                (13,015)
                                                                       --------

Cash flows from financing activities:
   Proceeds from issuance of common
     stock                                                               10,100
   Proceeds from borrowings - related party                               2,650
   Proceeds from borrowings                                                 499
                                                                       --------

   Net cash provided by financing activities                             13,249
                                                                       --------

Net increase in cash                                                        234

Cash - beginning of period                                                    -
                                                                       --------

Cash - end of period                                                   $    234
                                                                       ========

                         EMERGING MARKETS HOLDINGS INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005
                          (A DEVELOPMENT STAGE COMPANY)

1.    DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
---------------------

Emerging Markets Holdings, Inc. (the "Company") was incorporated in the State of Florida on October 11, 2005. The Company was formed by Serguei Melnik as incorporator. Since inception, the Company has been engaged in organizational efforts and obtaining initial financing. The Company was formed to pursue a business combination.

Organization
------------

The Company is considered a development stage enterprise as defined in Financial Accounting Standards Board ("FASB") Statement No. 7, "Accounting and Reporting for Development Stage Companies". The Company is a "blank check" company and has indicated that its business plan is to merge with an unidentified company or companies. The Securities and Exchange Commission defines a "blank check" company as any development stage company that is issuing a penny stock, within the meaning of Section 3(a) (51) of the Exchange Act, and that has no specific plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.

Going Concern
-------------

The Company's initial activities have been dedicated to raising capital for future operations.

The ability of the Company to achieve its business plan to merge with an unidentified company or companies is contingent upon its success in raising additional capital until a merger is consumated.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, development stage losses from October 11, 2004 (Date of Formation) through December 31, 2005 aggregated $14,526. The Company's cash flow requirements during the period have been met by the sale of common stock. If the Company is unable to obtain additional funds for its working capital, it may have to cease operations. There is no assurance that additional capital will be obtained. This raises substantial doubt about the ability of the Company to continue as a going concern.

These financial statements do not include any adjustments relating to recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be enable to continue as a going concern.

Significant Accounting Policies
-------------------------------

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes
------------

The Company accounts for income taxes using an asset and liability approach under which deferred income taxes are recognized by apply enacted tax rates applicable to future years to the differences between the financial statement carrying amount and the tax basis of reported assets and liabilities.

The principal item giving rise to deferred taxes are temporary differences caused by the capitalization of start-up expenditures as required by Section 195 of the Internal Revenue Code of 1986, as amended, for tax purposes and expensing for book purposes.

Loss Per Share
--------------

Basic loss per common share are computed by dividing net loss by weighted average number of common shares outstanding during the year. Diluted earnings per common share are computed by dividing net earnings by the weighted average number of common share and potential common shares outstanding during the year. As of December 31, 2005, there were no potential common shares.

New Financial Accounting Standards
----------------------------------

The Company does not expect that the adoption of other recent accounting pronouncements will have a material effect on its financial statements.


2.    NOTE PAYABLE

The Company has a line of credit with Sun Trust Bank in the amount of $5,000. As of December 31, 2005, the Company owed $499 on this line of credit. The annual rate of interest is 4.9% per annum. No interest was expensed as of December 31, 2005.

3.    LOAN FROM RELATED PARTY

During November and December 2005, the Company borrowed $2,650 from a related party, Wolf Blitz Corporation, a stockholder of the Company. The Note is a demand note with interest at six percent (6%) per annum. Interest expense for the year ended December 31, 2005 amounted to $11 and is included in accrued expenses on the Company's balance sheet.

4.    COMMON STOCK

In October 2005, the month of the Company's formation, the Company issued 5,000,000 shares of its common stock, $.0001 par value to principals of the Company and received proceeds of $10,100.

5.    INCOME TAXES

At December 31, 2005, the Company has a net operating loss carry-forward of approximately $15,000. Deferred income taxes reflect the impact of net operating carryforwards. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived from the Company's net operating loss-carryforwards, the Company has recorded a valuation allowance for the entire amount of the deferred asset. Section 195 of the Internal Revenue Code of 1986 requires the capitalization of start-up expenditures for tax purposes until the Company becomes an operational entity. At that time, the capitalized expenditures will be amortized over a period of five years.

                         EMERGING MARKETS HOLDINGS INC.
                                  BALANCE SHEET
                               SEPTEMBER 30, 2006
                          (A Development Stage Company)
                                   (Unaudited)

                                     ASSETS
Current Assets:
   Cash in bank                                                        $    184
                                                                       --------


           TOTAL ASSETS                                                $    184
                                                                       ========


                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities:
   Accrued expenses                                                    $  1,244
   Loan payable - related party                                           6,665
   Note payable                                                           1,657
                                                                       --------

       Total Current Liabilities                                          9,566
                                                                       --------

Commitments and Contingencies

Stockholders'  Deficiency:
   Common Stock, $.0001 par value - 15,000,000
     shares authorized; 5,000,000 shares outstanding                        500
   Paid in capital                                                        9,600
   Deficit accumulated during the development stage                     (19,482)
                                                                       --------

       Total Stockholders' Deficiency                                    (9,382)
                                                                       --------

         TOTAL LIABILITIES AND STOCKHOLDERS'
          DEFICIENCY                                                   $    184
                                                                       ========

                         EMERGING MARKETS HOLDINGS INC.
                             STATEMENT OF OPERATIONS
                          (A Development Stage Company)
                                   (Unaudited)

                                                                                                         For the Period
                                                                                                        October 11, 2005
                                           For the Three Months          For the Nine Months          (Date of Formation)
                                                   Ended                        Ended                       through
                                            September 30, 2006            September 30, 2006           September 30, 2006
                                            ------------------            ------------------           ------------------


Costs and expenses:
   General and
     administrative expenses                    $       770                   $     4,956                 $    19,482
                                                -----------                   -----------                 -----------

Net (Loss)                                      $      (770)                  $    (4,956)                $   (19,482)
                                                ===========                   ===========                 ===========


Loss per common share -
   basic and diluted                            $         -                   $         -
                                                ===========                   ===========

Weighted average number of
   common shares outstanding
    basic and diluted                             5,000,000                     5,000,000
                                                ===========                   ===========

                         EMERGING MARKETS HOLDINGS INC.
                 STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                   PERIOD OCTOBER 11, 2005 (DATE OF FORMATION)
                           THORUGH SEPTEMBER 30, 2006
                          (A Development Stage Company)
                                   (Unaudited)

                                                                                                                Deficit
                                                                                                              Accumulated
                                                                                                              During the
                                                               Common Stock                 Paid- In          Development
                                         Total          No of shares       Amount           Capital              Stage
                                         -----          ------------       ------           -------              -----

October 11, 2005 (Date of
Formation)                           $         -        $         -       $         -       $         -       $         -


Issuance of shares                        10,100          5,000,000               500             9,600                 -


Net loss                                 (14,526)                 -                 -                 -           (14,526)
                                     -----------        -----------       -----------       -----------       -----------

Balance, December 31, 2005                (4,426)         5,000,000               500             9,600           (14,526)


Net loss                                  (4,519)                 -                 -                 -            (4,519)
                                     -----------        -----------       -----------       -----------       -----------

Balance, March 31, 2006                   (8,945)         5,000,000               500             9,600           (19,045)


Net income                                   333                  -                 -                 -               333
                                     -----------        -----------       -----------       -----------       -----------

Balance, June 30, 2006                    (8,612)         5,000,000               500             9,600           (18,712)


Net loss                                    (770)                 -                 -                 -              (770)
                                     -----------        -----------       -----------       -----------       -----------

Balance, September 30, 2006          $    (9,382)         5,000,000       $       500       $     9,600       $   (19,482)
                                     ===========        ===========       ===========       ===========       ===========

                         EMERGING MARKETS HOLDINGS INC.
                             STATEMENT OF CASH FLOWS
                          (A Development Stage Company)
                                   (Unaudited)

                                                                                          For the Period
                                                         For the Nine Months             October 11, 2005
                                                                Ended                   (Date of Formation)
                                                          September 30, 2006        Through September 30, 2006
                                                          ------------------        --------------------------

Cash flows from operating activities:
   Net loss                                                   $ (4,956)                     $(19,482)

Adjustments to reconcile net loss to net cash
   used in operating activities:
   Change in operating assets and liabilities:
       (Decrease) increase in accrued expenses                    (267)                        1,244
                                                              --------                      --------


   Net cash used in operating activities                        (5,223)                      (18,238)
                                                              --------                      --------

Cash flows from financing activities:
   Proceeds from issuance of common
       stock                                                         -                        10,100
   Proceeds from borrowings - related party                      4,015                         6,665
   Proceeds from borrowings                                      2,058                         2,557
   Repayment of loan                                              (900)                         (900)
                                                              --------                      --------

   Net cash provided by financing activities                     5,173                        18,422
                                                              --------                      --------


Net (decrease) increase in cash                                    (50)                          184


Cash - beginning of period                                         234                             -
                                                              --------                      --------

Cash - end of period                                          $    184                      $    184
                                                              ========                      ========

                         EMERGING MARKETS HOLDINGS INC.
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006
                          (A DEVELOPMENT STAGE COMPANY)

1.     DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
---------------------

Emerging Markets Holdings, Inc. (the "Company") was incorporated in the State of Florida on October 11, 2005. The Company was formed by Serguei Melnik as incorporator. Since inception, the Company has been engaged in organizational efforts and obtaining initial financing. The Company was formed to pursue a business combination.

Organization
------------

The Company is considered a development stage enterprise as defined in Financial Accounting Standards Board ("FASB") Statement No. 7, "Accounting and Reporting for Development Stage Companies". The Company is a "blank check" company and has indicated that its business plan is to merge with an unidentified company or companies. The Securities and Exchange Commission defines a "blank check" company as any development stage company that is issuing a penny stock, within the meaning of Section 3(a) (51) of the Exchange Act, and that has no specific plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.

Going Concern
-------------

The Company's initial activities have been dedicated to raising capital for future operations.

The ability of the Company to achieve its business plan to merge with an unidentified company or companies is contingent upon its success in raising additional capital until a merger is consummated.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, development stage losses from October 11, 2005 (Date of Formation) through September 30, 2006 aggregated $19,482. The Company's cash flow requirements during the period have been met by the sale of common stock. If the Company is unable to obtain additional funds for its working capital, it may have to cease operations. There is no assurance that additional capital will be obtained. This raises substantial doubt about the ability of the Company to continue as a going concern.
These financial statements do not include any adjustments relating to recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be able to continue as a going concern.

Significant Accounting Policies
-------------------------------

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes
------------

The Company accounts for income taxes using an asset and liability approach under which deferred income taxes are recognized by apply enacted tax rates applicable to future years to the differences between the financial statement carrying amount and the tax basis of reported assets and liabilities.

The principal item giving rise to deferred taxes are temporary differences caused by the capitalization of start-up expenditures as required by Section 195 of the Internal Revenue Code of 1986, as amended, for tax purposes and expensing for book purposes.

Loss Per Share
--------------

Basic losses per common share are computed by dividing net loss by weighted average number of common shares outstanding during the year. Diluted earnings per common share are computed by dividing net earnings by the weighted average number of common share and potential common shares outstanding during the year. As of September 30, 2006, there were 5,000,000 outstanding common shares.

New Financial Accounting Standards
----------------------------------

     In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Post Retirement Plans", that requires companies that sponsor post retirement benefit plans to fully recognize as an asset or liability the over funded or under funded status of its benefit plans in its 2006 year end balance sheet. The FASB requires prospective application. The Company believes they are currently in compliance with the provisions of SFAS No. 158.

     In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements", which enhances existing guidance for measuring assets and liabilities using fair value. The new Statement provides a single definition of fair value, together with a framework for measuring it, and requires additional disclosure about the use of fair value to measure assets and liabilities. Statement 157 also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted prices in active markets. Under the Statement, fair value measurements are disclosed by level within that hierarchy. While the Statement does not add any new fair value measurements, it does change current practice. The Statement is effective for financial statements issued for fiscal years beginning after

November 15, 2007, and interim periods within those fiscal years. The Company does not believe that FASB 157 will have a material impact on its financial statements.

     In July 2006, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 48 "Accounting for Uncertainty in Income Taxes". ("FIN 48") The interpretation requires a two step approach for recognizing and measuring tax benefits based on a recognition threshold of "more likely than not". The FASB also requires explicit disclosures about uncertainties in tax positions including a detailed rollforward of tax benefits that do not qualify for financial statement recognition. The adoption of FIN 48 is effective for fiscal years beginning after December 15, 2006. The implementation of FIN 48 could have a material effect on the consolidated balance sheet and results of operations but the effect of such implementation is not determinable at this time.

     In December 2004, FASB issued SFAS No. 123(R), "Share-Based Payment" , that requires compensation costs related to stock-based payment transactions to be recognized in the financial statements. With limited exceptions, the amount of compensation cost is measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards are to be remeasured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the reward. SFAS No. 123(R) is effective as to the Company as of the beginning of the Company's 2006 fiscal year. The Company accounted for the stock-based compensation costs using the modified prospective method at the time of adoption. The adoption of SFAS 123(R) resulted in incremental stock-based compensation expense of $-0- (pre-tax) during the nine months ended September 30, 2006. The adoption of SFAS 123(R) did not have a material effect on the balance sheet as of September 30, 2006 or the statement of cash flows for the nine months ended September 30, 2006.

     In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets", an amendment of APB Opinion No. 29. SFAS No. 153 amends APB Opinion No. 29 by eliminating the exception under APB No. 29 for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for periods beginning after June 15, 2005. The adoption of SFAS No. 153 did not have a material effect on the Company's consolidated financial position or results of operations.

     In November 2004 the FASB issued SFAS No. 151, "Inventory Costs", an amendment to Accounting Research Bulletin No. 43 chapter 4. SFAS No. 151 requires that abnormal costs of idle facility expenses, freight, handling costs and wasted material (spoilage) be recognized as current-period charges. SFAS No. 151 is effective for fiscal years beginning after June 15, 2005. Adoption of SFAS No. 151 did not have a material impact on the Company's results of operations or financial position.

     2. NOTE PAYABLE

The Company has a line of credit with Sun Trust Bank in the amount of $5,000. As of September 30, 2006, the Company owed $1,657 on this line of credit. The annual rate of interest is 4.9% per annum $73 interest was expensed as of September 30, 2006.

     3. LOAN FROM RELATED PARTY

During November and December 2005, the Company borrowed $6,665 from a related party, Wolf Blitz Inc., a stockholder of the Company. The Note is a demand note with interest at six percent (6%) per annum. Interest expense for the nine months ended September 30, 2006 and for the period October 11, 2005, (date of formation) through September 30, 2006 amounted to $133 and $244 respectively and is included in accrued expenses on the Company's balance sheet.

     4. COMMON STOCK

In October 2005, the month of the Company's formation, the Company issued 5,000,000 shares of its common stock, $.0001 par value to principals of the Company and received proceeds of $10,100.

     5. INCOME TAXES

At September 30, 2006, the Company has a net operating loss carry-forward of approximately $19,500. Deferred income taxes reflect the impact of net operating carryforwards. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived from the Company's net operating loss-carryforwards, the Company has recorded a valuation allowance for the entire amount of the deferred asset. Section 195 of the Internal Revenue Code of 1986 requires the capitalization of start-up expenditures for tax purposes until the Company becomes an operational entity. At that time, the capitalized expenditures will be amortized over a period of five years.

Until 90 days after the date when the funds and securities are released from the escrow account, all dealers effecting transactions in the shares, whether or not participating in the distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.







                                                         500,000 shares







           EMERGING MARKETS
             HOLDINGS, INC.







                                                          Common Stock

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant is a Florida corporation and the provisions of the Florida Business Corporation Act will be applicable to the indemnification the Registrant offers to its officers, directors and agents. In its Articles of Incorporation, as amended, the Registrant generally agrees to indemnify each person who is a director or officer of the Registrant, or serves at the request of a director or officer as a director, officer, employee or agent of another company, in accordance with the Registrant's by-laws, to the fullest extent permissible by the Florida Business Corporation Act or other applicable laws. In its by-laws the Registrant indicates that, in connection with any such indemnification, it is within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding.

         Under the Articles of Incorporation, the Bylaws, and the Florida Business Corporation Act, no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages, or expenses in defense of an action, for breach of fiduciary duty as a director or by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or serving in such capacity for another entity at the request of the Registrant, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 607.0850 of the Florida Business Corporation Act or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant has the power to purchase and maintain insurance on behalf of any persons potentially eligible for indemnification. The rights to indemnification are also applicable to those persons entitled to such rights by virtue of the Registrant's consummation of a business combination, including such consummations wherein the Registrant is merged into or reorganized as a new entity.

         The foregoing description of available indemnification is a summary only, and is qualified in its entirety by the complete terms and provisions of the Florida Business Corporation Act and also the Registrant's Articles of Incorporation and Bylaws, filed herewith as exhibits.

ITEM 25.   ESTIMATED EXPENSES OF ISSUANCE AND DISTRIBUTION

         The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:



Escrow Fee                                                  $    3,000.00
Securities and Exchange Commission Registration Fee                535.00
Legal Fees                                                      50,000.00
Accounting Fees                                                  5,000.00
Printing and Engraving                                           2,985.00
Blue Sky Qualification Fees and Expenses                         5,000.00
Transfer Agent Fee                                               5,000.00
Miscellaneous                                                    3,000.00
                                                            -------------
TOTAL                                                       $   74,520.00
                                                            =============


         All expenses are estimated except for the Securities and Exchange Commission fee.

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

         The registrant issued 5,000,000 shares of common stock on October 11, 2005, to three investors for cash consideration of $0.0025 per share for an aggregate investment of $12,500. The registrant sold these shares of common stock under the exemption from registration provided by Section 4(2) of the Securities Act.

         Neither the registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. No services were performed by any purchaser as consideration for the shares issued.

         All purchasers of our securities are accredited investors and represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

ITEM 27.   EXHIBITS

3.1      Articles of Incorporation

3.2      By-Laws

4.1      Specimen Certificate of Common Stock


4.2a     Escrow Agreement -- Proceeds

4.2b     Escrow Agreement -- Securities


4.3      Transfer Agent Agreement

5.1      Opinion of Greene & Lee, PL

10.1     Form of Subscription Agreement

10.2     Agreement to Advance Funds by Ramon Rosales

23.1     Consent of Wiener, Goodman & Company, P.C.

23.2     Consent of Greene & Lee, PL, included in Exhibit 5.1

24.1     Power of attorney (included on signature page of Registration
         Statement)

ITEM 28.   UNDERTAKINGS

         The Registrant undertakes:

         (1) To file, during any period in which offers or sales are being made, post-effective amendments to this registration statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (b) To reflect in the prospectus any facts or events arising after the Effective Date of this registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement, including, but not limited to, the addition of an underwriter;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by the Registrant to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.


         (5) That, for the purpose of determining any liability under the Securities Act, in the offering pursuant to this Registration Statement, regardless of the underwriting method used to sell such securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                    (a) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant Rule 424 of Regulation C under the Securities Act;

                    (b) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

                    (c) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

                    (d) Any other communication that is an offer in the offering made by the Registrant to the purchaser.


         (6) If required, each prospectus filed as part of a registration statement relating to this offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.


         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Orlando, Florida, on December 8, 2006.



                                          EMERGING MARKETS HOLDINGS, INC.

                                          By: /s/ Ramon Rosales
                                              ---------------------------------
                                              Ramon Rosales, President
                                              (Principal Executive Officer)


                                POWER OF ATTORNEY

We the undersigned officers and directors of Emerging Markets Holdings, Inc., hereby severally constitute and appoint Serguei Melnik, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in said person for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.



         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


/s/ Ramon Rosales                                  Dated: December 8, 2006
----------------------------------------
Ramon Rosales
President (Prinicipal Executive Officer)
and Director


/s/ Serguei Melnik                                 Dated: December 8, 2006
----------------------------------------
Serguei Melnik
Chief Financial Officer (Principal
Financial and
Accounting Officer), Secretary and
Director

/s/ Serguei Melnik                                 Dated: December 8, 2006
----------------------------------------
Serguei Melnik
Attorney-In-Fact